                               Power of Attorney

      Know all by these presents, that the undersigned hereby constitutes and appoints each of  Zoran Zdraveski and  Cindy Driscoll, signing  singly, and with full power  of substitution,  as the  undersigned's true  and lawful attorney-in
- fact to:

          (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Magenta Therapeutics,  Inc., a  Delaware  corporation  (the  "Company"),  from  time  to  time  the following Securities and Exchange Commission (the "SEC") forms:  Forms
          3,  4,  and 5  in  accordance with  Section  16(a) of  the  Securities
          Exchange Act of 1934, as  amended (the "Exchange Act"), and  the rules thereunder;

          (2) do and perform any and all acts for and on behalf of the undersigned  which  may  be necessary  or  desirable  to complete  and execute any such Form 3, 4,  or 5, complete and execute any  amendment or amendments thereto, and timely file such form with the SEC and  any stock exchange or similar authority; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the  opinion of such attorney-in-fact, may  be of benefit to, in  the best interest of,  or legally required by,  the undersigned, it being understood  that the documents executed  by such attorney-in-fact on behalf of  the undersigned pursuant to  this Power of Attorney shall  be in such  form and shall  contain such terms  and conditions as  such attorney-in-fact  may approve  in such attorney-in
          - fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and  authority  to  do  and  perform any  and  every  act  and  thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the  rights and  powers  herein  granted,  as  fully to  all  intents  and  purposes  as the undersigned  might  or  could  do if  personally  present,  with  full power  of substitution  or  revocation,  hereby ratifying  and  confirming  all that  such attorney-in-fact, or  such attorney-in-fact's  substitute or  substitutes, shall lawfully do or  cause to be  done by virtue  of this power  of attorney and  the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing attorneys-in-fact, in serving in  such capacity at the request  of the undersigned,  is  not  assuming,  nor  is  the  Company  assuming,  any  of  the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to  the undersigned's holdings of and transactions in securities issued by the  Company, unless earlier revoked by the undersigned  in a signed writing delivered to  the foregoing attorneys-in-  fact. This  Power of  Attorney shall  expire as  to any individual attorney-in-fact if such attorney-in-fact ceases to be an officer  of the Company. This Power  of Attorney may be  filed with the SEC  as a confirming statement of the authority granted herein.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this  3rd day of January, 2019.

Employee: /s/ Jason Ryan
          ---------------
Printed Name: Jason Ryan